Exhibit 10.2

December 27, 2024

To:	ONE Gas, Inc.

15 East Fifth Street

Tulsa, OK 74103

From:	Bank of America, N.A.

c/o BofA Securities, Inc.

Bank of America Tower at One Bryant Park

New York, New York 10036

From:	BofA Securities, Inc.

Bank of America Tower at One Bryant Park

New York, New York 10036

Dear Sirs,

The purpose of this letter agreement (this “Amendment Agreement”) is to amend the terms and conditions of the transaction entered into between Bank of America, N.A. (“Party A”) and ONE Gas, Inc. (“Party B”), pursuant to a letter agreement dated as of September 15, 2023 (as amended on February 26, 2024 and as further amended, restated, supplemented or otherwise modified or replaced from time to time, the “Confirmation”)]. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Confirmation.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Confirmation. Effective as of the date hereof:

(a)	the definition of “Maturity Date” in Section 2 of the Confirmation shall be amended by replacing “December 31, 2024” with “December 31, 2025”;

(b)

the definition of “Settlement Date” in Section 2 of the Confirmation shall be amended by inserting in the tenth line thereof, after the words “; provided that”, the words “(v) if on December 31, 2024 the Base Amount is greater than 223,000, then December 31, 2024 shall be a Settlement Date for a number of Settlement Shares equal to such excess,”;

(c)	Schedule I in the Confirmation shall be deemed to be replaced by the table below:

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
November 14 2023	USD 0.65
February 22, 2024	USD 0.66
May 17, 2024	USD 0.66
August 14, 2024	USD 0.66
November 19, 2024	USD 0.66
February 21, 2025	USD 0.66
May 19, 2025	USD 0.66
August 18, 2025	USD 0.66
November 14, 2025	USD 0.66

2.	Representations and Warranties.

(a)	Party B represents and warrants to, and agrees with, Party A on the date hereof that:

(i)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)

it has the power to execute this Amendment Agreement and any other documentation relating to this Amendment Agreement to which it is a party, to deliver this Amendment Agreement and any other document relating to this Amendment Agreement that it is required by this Amendment Agreement to deliver and to perform its obligations under this Amendment Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(iii)

such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)

all governmental and other consents that are required to have been obtained by it with respect to this Amendment Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(v)

its obligations under this Amendment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(vi)

it (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Amendment Agreement; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with this Amendment Agreement; and (C) is entering into this Amendment Agreement for a bona fide business purpose;

(vii)

it is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations under the Transaction as amended hereby;

(viii)	no event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event has occurred;

(ix)

it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million as of the date hereof; and

(x)

it is entering into this Amendment Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

(b)	Party A represents and warrants to, and agrees with, Party B on the date hereof that:

(i)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)

it has the power to execute this Amendment Agreement and any other documentation relating to this Amendment Agreement to which it is a party, to deliver this Amendment Agreement and any other document relating to this Amendment Agreement that it is required by this Amendment Agreement to deliver and to perform its obligations under this Amendment Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(iii)

such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)

all governmental and other consents that are required to have been obtained by it with respect to this Amendment Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)

its obligations under this Amendment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3.

No Additional Amendments or Waivers. Except as expressly amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

4.

Notices. Any notice or other communication in respect of this Amendment Agreement may be delivered in any manner permitted for notices or communications in respect of the Confirmation to the address or number specified for purposes of notices or communications in respect of the Confirmation.

5.

Counterparts. This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Amendment Agreement or in any other certificate, agreement or document related to this Amendment Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

6.

Amendments. No amendment, modification or waiver in respect of this Amendment Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties hereto.

7.

Entire Agreement. This Amendment Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter and supersedes all prior or contemporaneous written and oral communications with respect thereto. Each of the parties acknowledges that, in entering into this Amendment Agreement, it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Amendment Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Amendment Agreement will limit or exclude any liability of a party for fraud.

8.	Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Amendment Agreement. Each party (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party have been induced to enter into this Amendment Agreement by, among other things, the mutual waivers and certifications herein.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement executing a copy of this Amendment Agreement and returning it to Party A.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

Accepted and confirmed as of

the date first written above:

ONE GAS, INC.

By:	/s/ Mark W. Smith
Name: Mark W. Smith
Title: Vice President and Treasurer

[Signature Page to Forward Amendment]